ATLAS PEARLMAN, P.A.
                           350 East Las Olas Boulevard
                                   Suite 1700
                         Fort Lauderdale, Florida 33301
                                  954-763-1200

                                                                   July 28, 2000

Vidkid Distribution, Inc.
4950 West Prospect Road
Fort Lauderdale, Florida 33309

         Re: Registration Statement on Form S-B2; Vidkid Distribution, Inc. (the "Company") 3,052,840 shares of Common Stock

Gentlemen:

         This opinion is submitted pursuant to applicable rule of the Securities and Exchange Commission (the "Commission") with respect to the 3,052,840 shares of Common Stock, par value $.005 per share (the "Common Stock") designated in the above referenced Registration Statement.

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation, as amended, By-Laws, instruments pertaining to the issuance of the Common Stock, and related exhibits and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and we express no opinion thereon.

         Based upon the foregoing, it is our opinion that the shares of Common Stock designated in the Registration Statement when issued will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement on Form SB-2 to be filed with the Commission.

                                                            Very truly yours,
                                                         /s/ATLAS PEARLMAN, P.A.
                                                            ATLAS PEARLMAN, P.A.